UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2010

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On February 19, 2010, Qualstar Corporation received a letter from Nasdaq notifying the Company that it is not in compliance with Nasdaq Marketplace Rule 5605(e), which sets forth requirements relating to the process for selecting nominees for election to the board of directors.  Under this rule, nominees for a company’s board of directors must be selected, or recommended to the board of directors for selection, either by a committee comprised solely of independent directors, or by a majority of the independent directors in a vote in which only independent directors participate.  It has been Qualstar’s practice, however, to approve director nominees by a unanimous vote of the full board.  In order to maintain its listing on The Nasdaq Stock Market, Qualstar will submit a written plan to regain compliance with this rule no later than March 15, 2010.  The plan will be adopted by Qualstar’s full board as soon as practicable after it has been approved by Nasdaq.

On February 25, 2010, Qualstar issued a press release regarding the notification it received from Nasdaq.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of Qualstar Corporation dated February 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

February 25, 2010	By:	/s/ William J. Gervais
William J. Gervais
Chief Executive Officer and President